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             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT II





                                                          Three Months Ended                       Six Months Ended
                                                              December 31,                            December 31,
                                                      -----------------------------          -----------------------------
                                                          1995             1994                 1995              1994
                                                     -----------        -----------          ----------        -----------
PRIMARY
-------

Net income                                           $   555,800        $   779,400          $1,006,700        $1,624,800

Less preferred stock dividends                             -                (75,000)            (62,000)         (156,300)
                                                     -----------        -----------          ----------        ----------

Income applicable to common shares                   $   555,800        $   704,400          $  944,700        $1,468,500
                                                     ===========        ===========          ==========        ==========

Weighted average number of
    common shares outstanding                         14,155,393         12,588,055          13,523,669        12,443,168

Add -common equivalent shares:

     Shares issuable upon exercise of options to
      purchase common stock                                9,804             18,360              10,285            12,850
                                                     -----------        -----------          ----------        ----------

     Weighted average number of common shares
      used in computation of primary earnings per
      common share                                    14,165,197         12,606,415          13,533,954        12,456,018
                                                     ===========        ===========          ==========        ==========
Primary earnings per common share                        $   .04            $   .06             $   .07           $   .12
                                                         =======            =======             =======           =======


FULLY DILUTED
-------------

Net income                                           $   555,800        $   779,400          $1,006,700        $1,624,800

Less preferred stock dividends                             -                (75,000)            (62,000)         (156,300)
                                                     -----------        -----------          ----------        ----------

Income applicable to common shares                   $   555,800        $   704,400          $  944,700        $1,468,500
                                                     ===========        ===========          ==========        ==========

Weighted average number of
    common shares outstanding                         14,155,393         12,588,055          13,523,669        12,443,168

Add -common equivalent shares:

     Shares issuable upon exercise of options to
      purchase common stock                               10,184             18,360(1)           11,067            12,850(1)
                                                     -----------        -----------          ----------        ----------

     Weighted average number of common shares
      used in computation of primary earnings
      per common share                                14,165,577         12,606,415(1)       13,534,736        12,456,018(1)
                                                     ===========        ===========          ==========        ==========

Fully diluted earnings per common share                  $   .04            $   .06             $   .07           $   .12
                                                         =======            =======             =======           =======




(1) The result of the fully diluted earnings per share computation is anti-dilutive.





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